Exhibit 99.1


      Benihana Inc. Reports Fiscal Fourth Quarter & Full Year 2006 Results;
                      Conference Call Today at 5:00 PM EDT


     MIAMI--(BUSINESS WIRE)--June 15, 2006--Benihana Inc. (NASDAQ: BNHNA and
BNHN), operator of the nation's largest chain of Japanese theme and sushi restaurants, today reported results for its 13-week fiscal fourth quarter and 52-week fiscal year ended March 26, 2006.

     Highlights for the Company's fiscal fourth quarter 2006 relative to the same period a year ago include:

     --   Total restaurant sales increased 11.8% to $60.8 million

     --   Company-wide same store sales increased 10.3%

     --   Restaurant operating profit increased 14.6% to $12.3 million

     -- Operating earnings were $5.7 million, a 47.5% increase over the comparable period. The 2005 amount included $2.7 million of impairment charges

     -- Net income increased 75.7% to $3.9 million and diluted earnings per share increased 59.1% to $0.35 as compared to the 2005 amounts

     Highlights for the Company's fiscal year 2006 relative to the same period a year ago include:

     --   Total restaurant sales increased 12.6% to $244.0 million

     --   Company-wide same store sales increased 8.7%

     --   Restaurant operating profit increased 24.7% to $45.6 million

     -- Operating earnings were $23.1 million, a 75.0% increase over the comparable period. The 2005 amount included $2.7 million of impairment charges

     -- Net income increased 86.2% to $14.6 million and diluted earnings per share increased 76.6% to $1.36 as compared to the 2005 amounts

     "Our financial results demonstrate the appeal of our brands in sustaining positive guest counts in the current consumer environment, while at the same time strong execution of our team members in exhibiting effective cost control across all of our restaurant concepts. We hope to build on the positive momentum we experienced in fiscal 2006 as we make plans for the next generation for our Benihana teppanyaki concept, and generate what we believe will be a solid and substantial return on invested capital for our shareholders. As several renovated restaurants begin to resume operations over the coming months, we intend to shed more light on their incremental performance so that our shareholders can better appreciate how we are building a stronger foundation for our core brand. We are confident that our investments in the revitalization initiative far outweigh the costs and will allow us to better capitalize on our leadership position in Asian cuisine," said Joel A. Schwartz, President and CEO.

     Fiscal Fourth Quarter 2006 Results

     For the fiscal fourth quarter 2006, total revenues increased 11.8%, to $61.2 million, compared with $54.8 million in the year-ago period. Total restaurant sales increased 11.8% to $60.8 million for the quarter from $54.4 million in the comparable quarter of the previous year. Company-wide comparable restaurant sales were 10.3%, including 8.3% at Benihana teppanyaki, 30.5% at RA Sushi, and 8.1% at Haru. Additionally, locations that were closed temporarily for rejuvenation resulted in lost restaurant operating profits for 25 weeks.
     During the fiscal fourth quarter, the Company opened one new RA Sushi in Houston, Texas and reopened its previously remodeled Benihana teppanyaki restaurant in Short Hills, New Jersey.
     Restaurant operating profit was$12.3 million, or 20.2% of restaurant sales, compared to $10.7 million, or 19.7% of restaurants sales a year-ago. The Company benefited from improved sales leverage and more favorable food and beverage and labor expenses, particularly at its Benihana teppanyaki and RA Sushi restaurants.
     Total operating expenses were $55.5 million, or 91.3% of restaurant sales, compared to $50.9 million, or 93.6% of restaurant sales last year. Included in the current year total was approximately $1.1 million, or $0.06 per diluted share, in additional depreciation expense related to shortening the useful lives for those restaurants affected by the Company's ongoing renovation and revitalization program.
     During the fiscal fourth quarter, the Company reversed a total of $235,000 in minority interest which had been previously recorded in the second and third fiscal quarters of 2006. In consultation with the Company's general counsel it was determined that the Company received effective ownership of the 20% minority interest in July 2005 when the minority shareholder exercised the put option, although the transaction has yet to close. This reversal increased diluted earnings per share by $0.02 on an after-tax basis in the fiscal fourth quarter, which represents amounts which would otherwise have been reflected in the second and third fiscal quarters of the year.
     Net income was $3.9 million, or $0.35 per fully diluted share, compared to $2.2 million, or $0.22 per diluted share. The prior year's fourth quarter results included approximately $2.7 million ($0.16 per diluted share) in impairment charges. The current year's fiscal fourth quarter had approximately 9.0% more average shares and equivalent shares outstanding than the previous similar period.

     Fiscal 2006 Results

     Total revenues for fiscal 2006 increased 12.5% to $245.6 million, compared to $218.3 million last year. Total restaurant sales increased 12.6% to $244.0 million for the quarter from $216.8 million in the year-ago period. Company-wide comparable restaurant sales were 8.7%, including 7.2% at Benihana teppanyaki, 29.9% at RA Sushi, and 2.8% at Haru. Additionally, restaurants that were closed temporarily for rejuvenation resulted in a loss of 54 restaurant operating weeks.
     Net income was $14.6 million, or $1.36 per fully diluted share, compared to $7.8 million, or $0.77 per diluted share. The prior year's results included approximately $2.7 million, or $0.16 per diluted share in impairment charges. The current fiscal year had approximately 5.2% more average shares and equivalent shares outstanding than the prior year.

     Financial Guidance

     For the 16-week fiscal first quarter 2007, the Company expects diluted earnings per share to be between $0.37 and $0.41, including the estimated impact of adopting SFAS 123R ($0.01 per diluted share). During the quarter, the Company anticipates opening three restaurants, as well as reopening two additional renovated restaurants in Indianapolis and Anaheim. The Memphis and Cleveland locations, which had been closed for renovations during the fiscal fourth quarter of 2006, have also recently reopened. The Company estimates that it will have approximately 60 to 65 lost restaurant operating weeks during the fiscal first quarter of 2007 because of the ongoing renovation program.

     Conference Call Today

     The Company will host a conference call to discuss its fourth quarter 2006 earnings results at 5:00 PM EDT. Hosting the call will be Joel A. Schwartz, President and CEO, Michael R. Burris, Senior V.P.-Finance and CFO.
     The conference call can be accessed live over the phone by dialing 1-800-289-0573, or for international callers, 1-913-981-5544. A replay will be available one hour after the call through June 22, 2006 and can be accessed by dialing 1-888-203-1112, or for international callers, 1-719-457-0820; the conference ID is 7432236. The call will also be webcast live from the Company's website at www.benihana.com under the investor relations section.

     About Benihana

     Benihana Inc. (NASDAQ: BNHNA and BNHN), now in its 41st year, operates 75 restaurants nationwide, including 57 Benihana teppanyaki restaurants, seven Haru sushi restaurants, and eleven RA Sushi Bar restaurants. Under development at present are nine restaurants - three Benihana teppanyaki restaurants, one Haru restaurant, and five RA Sushi restaurants. In addition, eleven franchised Benihana teppanyaki restaurants are now open in the U.S. and seven in Latin America and the Caribbean, while another two are under development.




Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                Three Periods Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Revenues
Restaurant sales                 $60,796   $54,395   $6,401      11.8%
Franchise fees and royalties         426       383       43      11.2%
                                --------------------------------------
Total revenues                    61,222    54,778    6,444      11.8%
                                --------------------------------------

Costs and Expenses
Cost of food and beverage sales   14,692    12,745    1,947      15.3%
Restaurant operating expenses     33,810    30,926    2,884       9.3%
Restaurant opening costs             591       637      -46      -7.2%
Marketing, general and
 administrative expenses           6,437     3,942    2,495      63.3%
Impairment charge                      0     2,668   -2,668    -100.0%
                                --------------------------------------
Total operating expenses          55,530    50,918    4,612       9.1%
                                --------------------------------------

Earnings from operations           5,692     3,860    1,832      47.5%
Interest (income) expense, net      -116        56     -172    -307.1%
                                --------------------------------------

Earnings before income taxes
 and minority interest             5,808     3,804    2,004      52.7%
Income tax provision               2,124     1,482      642      43.3%
                                --------------------------------------

Earnings before minority
 interest                          3,684     2,322    1,362      58.7%
Minority interest                   -235        92     -327    -355.4%
                                --------------------------------------

Net income                         3,919     2,230    1,689      75.7%
Less: accretion of issuance
 costs and preferred stock
 dividends                           250       132      118      89.4%
                                --------------------------------------

Net income attributable to
 common stockholders              $3,669    $2,098   $1,571      74.9%
                                ======================================

Earnings Per Share
Basic earnings per common share    $0.38     $0.23    $0.15      65.2%
                                ======================================
Diluted earnings per common
 share                             $0.35     $0.22    $0.13      59.1%
                                ======================================

Weighted Average Shares
 Outstanding
Basic                              9,596     9,174      422       4.6%
                                ======================================
Diluted                           11,281    10,346      935       9.0%
                                ======================================


Benihana Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(in thousands except per share data)

                                 Fiscal Year Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Revenues
Restaurant sales                $244,032  $216,756  $27,276      12.6%
Franchise fees and royalties       1,521     1,575      -54      -3.4%
                                --------------------------------------
Total revenues                   245,553   218,331   27,222      12.5%
                                --------------------------------------

Costs and Expenses
Cost of food and beverage sales   59,014    53,372    5,642      10.6%
Restaurant operating expenses    139,433   126,825   12,608       9.9%
Restaurant opening costs           1,270     1,304      -34      -2.6%
Marketing, general and
 administrative expenses          22,693    20,939    1,754       8.4%
Impairment charge                      0     2,668   -2,668    -100.0%
                                --------------------------------------
Total operating expenses         222,410   205,108   17,302       8.4%
                                --------------------------------------

Earnings from operations          23,143    13,223    9,920      75.0%
Interest expense, net                -88       298     -386    -129.5%
                                --------------------------------------

Earnings before income taxes
 and minority interest            23,231    12,925   10,306      79.7%
Income tax provision               8,491     4,520    3,971      87.9%
                                --------------------------------------

Earnings before minority
 interest                         14,740     8,405    6,335      75.4%
Minority interest                    178       585     -407     -69.6%
                                --------------------------------------

Net income                        14,562     7,820    6,742      86.2%
Less: accretion of issuance
 costs and preferred stock
 dividends                         1,430       422    1,008     238.9%
                                --------------------------------------

Net income attributable to
 common stockholders             $13,132    $7,398   $5,734      77.5%
                                ======================================

Earnings Per Share
Basic earnings per common share    $1.40     $0.81    $0.59      72.8%
                                ======================================
Diluted earnings per common
 share                             $1.36     $0.77    $0.59      76.6%
                                ======================================

Weighted Average Shares
 Outstanding
Basic                              9,364     9,154      210       2.3%
                                ======================================
Diluted                           10,671    10,147      524       5.2%
                                ======================================

Benihana Inc. and Subsidiaries
Sales by Concept
(Unaudited)

(in thousands)
                                Three Periods Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Total restaurant sales by
 concept:
   Benihana                      $46,871   $43,653   $3,218       7.4%
   Haru                            6,661     5,486    1,175      21.4%
   RA Sushi                        6,783     4,816    1,967      40.8%
   Sushi Doraku                      481       440       41       9.3%
                                --------------------------------------
Total restaurant sales           $60,796   $54,395   $6,401      11.8%
                                ======================================


Comparable restaurant sales by
 concept:
   Benihana                      $45,544   $42,021   $3,523       8.3%
   Haru                            5,929     5,487      442       8.1%
   RA Sushi                        6,291     4,820    1,471      30.5%
   Sushi Doraku                      481       440       41       9.3%
                                --------------------------------------
Total comparable restaurant
 sales                           $58,245   $52,768   $5,477      10.3%
                                ======================================



                                 Fiscal Year Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Total restaurant sales by
 concept:
   Benihana                     $189,797  $175,045  $14,752       8.4%
   Haru                           27,662    22,785    4,877      21.4%
   RA Sushi                       24,619    17,334    7,285      42.0%
   Sushi Doraku                    1,954     1,592      362      22.7%
                                --------------------------------------
Total restaurant sales          $244,032  $216,756  $27,276      12.6%
                                ======================================


Comparable restaurant sales by
 concept:
   Benihana                     $181,399  $169,158  $12,241       7.2%
   Haru                           23,428    22,783      645       2.8%
   RA Sushi                       22,529    17,338    5,191      29.9%
   Sushi Doraku                    1,954     1,593      361      22.7%
                                --------------------------------------
Total comparable restaurant
 sales                          $229,310  $210,872  $18,438       8.7%
                                ======================================


Benihana Inc. and Subsidiaries
Restaurant Operating Profit
(Unaudited)

(in thousands)
                                Three Periods Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Restaurant sales                 $60,796   $54,395   $6,401      11.8%
Cost of food & beverage sales     14,692    12,745    1,947      15.3%
                                --------------------------------------
Gross profit                      46,104    41,650    4,454      10.7%
                                --------------------------------------

Restaurant operating expenses:
Labor and related costs           19,315    18,279    1,036       5.7%
Restaurant supplies                1,345     1,145      200      17.5%
Credit card discounts              1,085       955      130      13.6%
Utilities                          1,451     1,262      189      15.0%
Occupancy costs                    3,198     3,176       22       0.7%
Depreciation and amortization      3,431     2,489      942      37.8%
Other restaurant operating
 expenses                          3,985     3,620      365      10.1%
                                --------------------------------------
Total restaurant operating
 expenses                         33,810    30,926    2,884       9.3%
                                --------------------------------------

Restaurant operating profit      $12,294   $10,724   $1,570      14.6%
                                ======================================



                                 Fiscal Year Ended
                                -------------------
                                                       $        %
                                26-Mar-06 27-Mar-05  Change   Change
                                --------------------------------------

Restaurant sales                $244,032  $216,756  $27,276      12.6%
Cost of food & beverage sales     59,014    53,372    5,642      10.6%
                                --------------------------------------
Gross profit                     185,018   163,384   21,634      13.2%
                                --------------------------------------

Restaurant operating expenses:
Labor and related costs           81,398    76,026    5,372       7.1%
Restaurant supplies                5,065     4,313      752      17.4%
Credit card discounts              4,450     3,871      579      15.0%
Utilities                          6,084     5,239      845      16.1%
Occupancy costs                   14,204    12,830    1,374      10.7%
Depreciation and amortization     11,467     9,607    1,860      19.4%
Other restaurant operating
 expenses                         16,765    14,939    1,826      12.2%
                                --------------------------------------
Total restaurant operating
 expenses                        139,433   126,825   12,608       9.9%
                                --------------------------------------

Restaurant operating profit      $45,585   $36,559   $9,026      24.7%
                                ======================================


Benihana Inc. and Subsidiaries
Restaurant Operating Margins
(Unaudited)

                                                 Three Periods Ended
                                               -----------------------
                                                26-Mar-06   27-Mar-05
                                               -----------------------

Restaurant sales                                   100.00%     100.00%
Cost of food and beverage sales                     24.17%      23.43%
                                               -----------------------
Gross profit margin                                 75.83%      76.57%
                                               -----------------------

Restaurant operating expenses:
Labor and related costs                             31.77%      33.60%
Restaurant supplies                                  2.21%       2.10%
Credit card discounts                                1.78%       1.76%
Utilities                                            2.39%       2.32%
Occupancy costs                                      5.26%       5.84%
Depreciation and amortization                        5.64%       4.58%
Other restaurant operating expenses                  6.55%       6.66%
                                               -----------------------
Total restaurant operating expenses                 55.61%      56.85%
                                               -----------------------

Restaurant operating profit margin                  20.22%      19.72%
                                               =======================



                                                  Fiscal Year Ended
                                               -----------------------
                                                26-Mar-06   27-Mar-05
                                               -----------------------

Restaurant sales                                   100.00%     100.00%
Cost of food and beverage sales                     24.18%      24.62%
                                               -----------------------
Gross profit margin                                 75.82%      75.38%
                                               -----------------------

Restaurant operating expenses:
Labor and related costs                             33.36%      35.07%
Restaurant supplies                                  2.08%       1.99%
Credit card discounts                                1.82%       1.79%
Utilities                                            2.49%       2.42%
Occupancy costs                                      5.82%       5.92%
Depreciation and amortization                        4.70%       4.43%
Other restaurant operating expenses                  6.87%       6.89%
                                               -----------------------
Total restaurant operating expenses                 57.14%      58.51%
                                               -----------------------

Restaurant operating profit margin                  18.68%      16.87%
                                               =======================


Benihana Inc. and Subsidiaries
Balance Sheet Data
(Unaudited)

(in thousands)
                                                26-Mar-06   27-Mar-05
                                               -----------------------

Assets
Cash and cash equivalents                         $19,138      $3,278
Other current assets                               12,921       9,625
                                               -----------------------
Total current assets                               32,059      12,903

Property and equipment, net                       123,578     108,132
Goodwill                                           29,900      28,131
Other assets                                        5,979       5,088
                                               -----------------------

                                                 $191,516    $154,254
                                               =======================

Liabilities and Stockholders' Equity
Current maturity of bank debt                      $4,166      $3,333
Current maturity of capital leases                      0          26
Other current liabilities                          32,583      23,082
                                               -----------------------
Total current liabilities                          36,749      26,441

Long-term debt--bank                                2,500       6,667
Other liabilities                                   7,732       6,635
                                               -----------------------
Total liabilities                                  46,981      39,743

Minority interest                                       0       1,999
Convertible preferred stock                        19,273       9,305
Total stockholders' equity                        125,262     103,207
                                               -----------------------

                                                 $191,516    $154,254
                                               =======================




     CONTACT: Benihana Inc.
              Joel A. Schwartz or Michael R. Burris, 305-593-0770 or
              Integrated Corporate Relations
              Tom Ryan or Raphael Gross, 203-682-8200